UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14C (Rule 14c-101) SCHEDULE 14C INFORMATION Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 _____________________________

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TOWNSQUARE MEDIA, INC.
(Name of Registrant as Specified in its Charter)
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240 GREENWICH AVENUE
GREENWICH, CT 06830
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT DATE FIRST MAILED TO STOCKHOLDERS: DECEMBER 8, 2016
To our Stockholders:
This Notice and the accompanying Information Statement are being furnished to the stockholders of Townsquare Media, Inc., a Delaware corporation (“Townsquare,” the “Company,” “we,” “us,” or “our”), to notify stockholders of the actions taken by our Board of Directors (the “Board”) by written consent dated November 29, 2016 and by the holders of a majority of the voting power of the issued and outstanding shares of the Company’s common stock (the “Common Stock”) by written consent dated November 29, 2016, approving a one-time stock option repricing program (the “Option Repricing”). Pursuant to the Option Repricing, the exercise price of each outstanding stock option to acquire shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), and each outstanding stock option to acquire shares of our Class B common stock, par value $0.01 per share (“Class B common stock”), granted under the Company’s 2014 Omnibus Incentive Plan, in each case with an exercise price in excess of $9.00 per share, will be amended to reduce such exercise price to $9.00 or if greater, the closing price of a share of the Company’s Class A common stock, as reported on the New York Stock Exchange on the date the Option Repricing becomes effective. We expect that the Option Repricing will become effective on or about December 28, 2016 which is the 20th calendar day after the mailing of this Notice and Information Statement to stockholders (and in no event will the Option Repricing become effective before that time). The Board believes that the Option Repricing is in the best interest of stockholders and the Company, as the repriced stock options will provide added incentives to retain and motivate key contributors of the Company, which is necessary for the Company’s future success and growth in the value of its shares.
As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of the voting power of our outstanding shares of Common Stock, your vote or consent is not requested or required to approve these matters. The Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

Steven Price
Chief Executive Officer and
Chairman of the Board of Directors

2

TABLE OF CONTENTS

ABOUT THIS INFORMATION STATEMENT	1
APPROVAL OF A ONE-TIME OPTION REPRICING PROGRAM	3
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	12
EXECUTIVE COMPENSATION	15
DIRECTOR COMPENSATION	18
WHERE YOU CAN FIND ADDITIONAL INFORMATION	19
INCORPORATION BY REFERENCE	19
OTHER MATTERS	19

TOWNSQUARE MEDIA, INC.
240 Greenwich Avenue
Greenwich, Connecticut 06830
(203) 861-0900

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

ABOUT THIS INFORMATION STATEMENT

General

Townsquare Media, Inc., a Delaware corporation, (“Townsquare,” the “Company,” “we,” “us,” or “our”), is sending you this Information Statement solely for purposes of informing our stockholders of record as of December 7, 2016 (the “Record Date”) of actions taken by our stockholders by less than unanimous written consent in lieu of a special meeting of stockholders. No action is requested or required on your part.

This Information Statement is being mailed on or about December 8, 2016. The Company’s principal executive offices are located at 240 Greenwich Avenue, Greenwich, CT 06830, and the Company’s telephone number is (203) 861-0900.

Summary of the Corporate Actions

The Board of Directors (the “Board”) of the Company has approved, and the holders (the “Majority Holders”) of a majority of the voting power of the Company’s issued and outstanding shares of common stock (the “Common Stock”) have approved, by written consent dated November 29, 2016, a one-time stock option repricing program (the “Option Repricing”) as described in more detail below. Under the Option Repricing, the exercise price of each outstanding stock option to acquire shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), and each outstanding stock option to acquire shares of our Class B common stock, par value $0.01 per share (“Class B common stock”), granted under the Company’s 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”), in each case with an exercise price in excess of $9.00 per share, will be amended to reduce such exercise price to $9.00 or if greater, the closing price of a share of the Company’s Class A common stock, as reported on the New York Stock Exchange on the date the Option Repricing becomes effective. We expect that the Option Repricing will become effective on or about December 28, 2016 which is the 20th calendar day after the mailing of this Notice and Information Statement to stockholders (and in no event will the Option Repricing become effective before that time). All stock options outstanding at the time the Option Repricing becomes effective with an exercise price in excess of $9.00 per share will be eligible for the repricing and accordingly, the exercise price of each such stock option will be automatically amended, without any action required by the holder thereof. Stockholder approval is required for the Option Repricing described in this Information Statement under the listing rules of the New York Stock Exchange (the “NYSE Rules”) and the terms of the 2014 Incentive Plan. Such approval has been received by written consent dated November 29, 2016.

Voting and Vote Required

The Company is not seeking consent, authorizations or proxies from you. Under the Delaware General Corporation Law (the “DGCL”), the Company’s certificate of incorporation, the Company’s bylaws and the NYSE Rules, the Option Repricing may be approved, without a meeting of stockholders, by a resolution of our Board, followed by the written consent of stockholders representing a majority of the voting power of the outstanding shares of our Common Stock. As of the Record Date, the Company had 13,735,690 shares of Class A common stock and 3,022,484 shares of Class B common stock outstanding and entitled to vote. Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten (10) votes. The written consent was executed by stockholders holding 1,595,224 shares of Class A common stock and 2,151,373 shares of Class B common stock, representing a majority of the voting power of our outstanding Common Stock. These stockholders also hold a valid proxy to vote an additional 871,111 shares of Class B common stock. Accordingly, the written consent was executed by stockholders holding sufficient voting power to approve the Option Repricing by the written consent and no further stockholder action is required.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to the Company’s stockholders in connection with the matters approved by the written consent.

Notice Pursuant to the Company’s Bylaws and Delaware General Corporation Law

Pursuant to Article II, Section 4(a) of our bylaws and Section 228(e) of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Article II, Section 4(a) of our bylaws and Section 228(e) of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

APPROVAL OF A ONE-TIME OPTION REPRICING PROGRAM
The Board and the Majority Holders have approved a one-time stock option repricing program (the “Option Repricing”), under which the exercise price of all outstanding stock options with an exercise price in excess of $9.00 per share will be amended to reduce such exercise price as described below.
 Introduction
The Company maintains the 2014 Omnibus Incentive Plan (the “2014 Incentive Plan”) for the benefit of certain directors, officers, and employees of the Company and its subsidiaries, as well as for others performing consulting or advisory services for the Company. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives to maximize shareholder value and contribute to the long-term success of the Company.
The Company has granted stock options under the 2014 Incentive Plan consistent with the view that stock-based incentive compensation opportunities play a key role in the Company being able to recruit, motivate and retain qualified individuals. While the Company’s compensation packages generally include a number of different components, the Company believes that equity compensation is key to linking pay to performance as it encourages employees to work toward the Company’s success and aligns their interests with those of the Company’s stockholders by providing them with a means by which they can benefit from increasing the value of the Company’s stock. Since July, 2015, our share price has declined significantly, and as of December 6, 2016, 100% of our stock options have exercise prices at or above the recent closing prices of our Class A common stock. As of December 6, 2016, the closing price of our Class A common stock was $8.90, whereas the weighted average exercise price of all 8,558,688 outstanding stock options as of that date was $10.78. Although the Company continues to believe that stock options are an important component of the Company’s compensation program, the underwater stock options may be perceived by their holders as having a reduced incentive and retention effect due to the difference between the exercise prices and the current price of our Class A common stock.
The Board believes that the Option Repricing, as designed, is in the best interest of stockholders and the Company, as the repriced stock options will reverse the condition of lost incentive and value, restore the retentive benefit of the affected stock options, and reduce or eliminate the need to grant replacement equity incentives, which would deplete the available share reserve under the 2014 Incentive Plan, or to grant replacement cash incentives, which could put an undue strain on the Company’s cash resources.
Stockholder Approval
On November 29, 2016 the Board authorized the Option Repricing, which was approved by the Majority Holders by written consent dated November 29, 2016. Stockholder approval of the Option Repricing was required under the NYSE Rules and the terms of the 2014 Incentive Plan.
Summary of Material Terms of Option Repricing
Pursuant to the approved Option Repricing, the exercise price of each outstanding stock option to acquire shares of the Company’s Class A common stock or Class B common stock granted under the 2014 Incentive Plan with an exercise price in excess of $9.00 per share will be amended to reduce such exercise price to $9.00 or if greater, the closing price of a share of the Company’s Class A common stock, as reported on the New York Stock Exchange on the date the Option Repricing becomes effective. We expect that the Option Repricing will become effective on or about December 28, 2016, which is the 20th calendar day after the mailing of this Notice and Information Statement to stockholders (and in no event will the Option Repricing become effective before that time). Participation in the Option Repricing is not voluntary or discretionary; all stock options outstanding under the 2014 Incentive Plan at the time the Option Repricing becomes effective with an exercise price in excess of $9.00 per share will be eligible for the repricing and accordingly, the exercise price of each such stock option will be automatically amended as described above, without any action required by the holder thereof. As of December 6, 2016, an aggregate of 8,558,688 stock options with a weighted average exercise price of $10.78 were outstanding under the 2014 Incentive Plan and held by 204 individuals. 6,983,688 (approximately 82%) of those outstanding stock options, with a weighted average exercise price of $11.19 were eligible for amendment pursuant to the Option Repricing. Under the Option Repricing, the exercise price of an eligible stock option will not be amended in a manner that increases the exercise price above that in effect as of the date hereof. Only those stock options outstanding at the effective time of the Option Repricing that have an exercise price of above $9.00 per share (or if greater, the closing price of a share of the Company’s Class A common stock, as reported on the New York Stock Exchange, on the effective date of the Option Repricing) will be amended. No additional stock options will be granted by the Company in connection with the Option Repricing
Except for the reduction in the exercise price of the stock options described above, all outstanding stock options under the 2014 Incentive Plan will continue to remain outstanding in accordance with all of the current terms and conditions set forth in the 2014 Incentive Plan and the applicable award agreements. As of the date of this Information Statement, the 2014 Incentive Plan is the only equity plan under which the Company has stock options outstanding.
Description of the 2014 Incentive Plan
The 2014 Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, other stock-based awards and other cash-based awards. Directors, officers and other employees of the Company or its subsidiaries, as well as others performing consulting or advisory services for the Company, will be eligible for grants under the 2014 Incentive Plan. The purpose of the 2014 Incentive Plan is to provide incentives that will attract, retain and motivate high performing officers, directors, employees and consultants by providing them with appropriate incentives and rewards either through a proprietary interest in the Company’s long-term success or compensation based on their performance in fulfilling their personal responsibilities. Set forth below is a summary of the material terms of the 2014 Incentive Plan. This summary is qualified by reference to the full text of the 2014 Incentive Plan, which is filed as Exhibit 10.8 to the Company’s registration statement on Form S-1 (Amendment No. 2) filed on July 14, 2014.
Administration
The 2014 Incentive Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). Among the Compensation Committee’s powers is to determine the form, amount and other terms and conditions of awards; clarify, construe or resolve any ambiguity in any provision of the 2014 Incentive Plan or any award agreement; amend the terms of outstanding awards; and adopt such rules, forms, instruments and guidelines for administering the 2014 Incentive Plan as it deems necessary or proper. The Compensation Committee has the authority to administer and interpret the 2014 Incentive Plan, to grant discretionary awards under the 2014 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award, to make all other determinations in connection with the 2014 Incentive Plan and the awards thereunder as the Compensation Committee deems necessary or desirable and to delegate authority under the 2014 Incentive Plan to the Company’s executive officers.
Available Shares
The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the 2014 Incentive Plan or with respect to which awards may be granted may not exceed 12,000,000 shares, including shares of Class A common stock and Class B common stock underlying options granted in connection with the IPO. The total number of shares of Common Stock remaining available for future grant as of December 6, 2016 is 3,448,476. The number of shares available for issuance under the 2014 Incentive Plan is subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure or the outstanding shares of Common Stock. In the event of any of these occurrences, the Company may make any adjustments it considers appropriate to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares that are available for issuance under the 2014 Incentive Plan may be, in whole or in part, either authorized and unissued shares of the Company’s Common Stock or shares of Common Stock held in or acquired for the Company’s treasury. In general, if awards under the 2014 Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Incentive Plan.

Eligibility for Participation
Members of the Company’s Board, as well as employees of, and consultants to, us or any of the Company’s subsidiaries and affiliates are eligible to receive awards under the 2014 Incentive Plan. As of December 6, 2016 approximately 2,900 employees, ten executive officers and five non-employee directors would have been eligible to receive awards under the 2014 Incentive Plan.
Award Agreements
Awards granted under the 2014 Incentive Plan are evidenced by award agreements, which need not be identical, that provide additional terms, conditions, restrictions and/or limitations covering the grant of the award, including, without limitation, additional terms providing for the acceleration of exercisability or vesting of awards in the event of a change of control or conditions regarding the participant’s employment, as determined by the Compensation Committee.
Stock Options
The Compensation Committee may grant nonqualified stock options to eligible individuals and incentive stock options only to eligible employees. The Compensation Committee will determine the number of shares of Common Stock subject to each option, the term of each option, which may not exceed ten years, or five years in the case of an incentive stock option granted to a ten percent stockholder, the exercise price, the vesting schedule, if any, and the other material terms of each option. No incentive stock option or nonqualified stock option may have an exercise price less than the fair market value of a share of the Company’s Common Stock at the time of grant or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of such share’s fair market value. Options will be exercisable at such time or times and subject to such terms and conditions as determined by the Compensation Committee at grant and the exercisability of such options may be accelerated by the Compensation Committee.
Stock Appreciation Rights
The Compensation Committee may grant stock appreciation rights, (“SARs”), either with a stock option, which may be exercised only at such times and to the extent the related option is exercisable, referred to as a Tandem SAR, or independent of a stock option, referred to as a Non-Tandem SAR. A SAR is a right to receive a payment in shares of common stock or cash, as determined by the Compensation Committee, equal in value to the excess of the fair market value of one share of the Company’s Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The term of each SAR may not exceed ten years. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the Company’s Common Stock on the date of grant in the case of a Non-Tandem SAR. The Compensation Committee may also grant limited SARs, either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control, as defined in the 2014 Incentive Plan, or such other event as the Compensation Committee may designate at the time of grant or thereafter.
Restricted Stock
The Compensation Committee may award shares of restricted stock. Except as otherwise provided by the Compensation Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, including the right to receive dividends, the right to vote the shares of restricted stock and, conditioned upon full vesting of shares of restricted stock, the right to tender such shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement. The Compensation Committee may determine at the time of award that the payment of dividends, if any, will be deferred until the expiration of the applicable restriction period.
Recipients of restricted stock are required to enter into a restricted stock agreement with us that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.
If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Compensation Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulae or standards while the outcome of the performance goals are substantially uncertain. Such performance goals may incorporate provisions for disregarding, or adjusting for, changes in accounting methods, corporate transactions, including, without limitation, dispositions and acquisitions, and other similar events or circumstances. Section 162(m) of the Internal Revenue Code (the "Code") requires that performance awards be based upon objective performance measures. The performance goals for performance-based restricted stock will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and are discussed in general below.
Other Stock-Based Awards
The Compensation Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards, including, without limitation, performance units, dividend equivalent units, stock equivalent units, restricted stock and deferred stock units under the 2014 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of the Company’s Common Stock or factors that influence the value of such shares. The Compensation Committee may determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period. The performance goals for performance-based other stock-based awards will be based on one or more of the objective criteria set forth on Exhibit A to the 2014 Incentive Plan and discussed in general below.
Other Cash-Based Awards
The Compensation Committee may grant awards payable in cash. Cash-based awards will be in such form, and dependent on such conditions, as the Compensation Committee will determine, including, without limitation, being subject to the satisfaction of vesting conditions or awarded purely as a bonus and not subject to restrictions or conditions. If a cash-based award is subject to vesting conditions, the Compensation Committee may accelerate the vesting of such award in its discretion.
Performance Awards
The Compensation Committee may grant a performance award to a participant payable upon the attainment of specific performance goals. The Compensation Committee may grant performance awards that are intended to qualify as performance- based compensation under Section 162(m) of the Code as well as performance-based awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code. If the performance award is payable in cash, it may be paid upon the attainment of the relevant performance goals either in cash or in shares of restricted stock, based on the then current fair market value of such shares, as determined by the Compensation Committee. Based on service, performance and/or other factors or criteria, the Compensation Committee may, at or after grant, accelerate the vesting of all or any part of any performance award.
Performance Goals
The Compensation Committee may grant awards of stock options, restricted stock, performance awards, and other stock-based awards that are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. These awards may be granted, vest and be paid based on attainment of specified performance goals established by the Compensation Committee. These performance goals may be based on the attainment of a certain target level of, or a specified increase or decrease in, one or more of the following measures selected by the committee: (1) income per share; (2) operating income; (3) gross income; (4) net income, before or after taxes; (5) cash flow; (6) gross profit; (7) gross profit return on investment; (8) gross margin return on investment; (9) gross margin; (10) operating margin; (11) working capital; (12) income before interest and taxes; (13) income before interest, tax, depreciation and amortization; (14) return on equity; (15) return on assets; (16) return on capital; (17) return on invested capital; (18) net revenue; (19) gross revenue; (20) revenue growth; (21) annual recurring revenue; (22) recurring revenue; (23) license revenue; (24) sales or market share; (25) total stockholder return; (26) economic value added; (27) specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Compensation Committee; (28) the fair market value of a share of Common Stock; (29) the growth in the value of an investment in the Company’s Common Stock assuming the reinvestment of dividends; or (30) reduction in operating expenses.
To the extent permitted by law, the Compensation Committee may also exclude the impact of an event or occurrence which the Compensation Committee determines should be appropriately excluded, such as (1) restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges; (2) an event either not directly related to the Company’s operations or not within the reasonable control of management; or (3) a change in accounting standards required by generally accepted accounting principles.
Performance goals may also be based on an individual participant’s performance goals, as determined by the Compensation Committee.
In addition, all performance goals may be based upon the attainment of specified levels of the Company’s performance, or the performance of a subsidiary, division or other operational unit, under one or more of the measures described above relative to the performance of other corporations. The Compensation Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend those criteria.
Change in Control
In connection with a change in control, as defined in the 2014 Incentive Plan, the Compensation Committee may accelerate vesting of outstanding awards under the 2014 Incentive Plan. In addition, such awards may be, in the discretion of the committee, (1) assumed and continued or substituted in accordance with applicable law; (2) purchased by the Company for an amount equal to the excess of the price of a share of the Company’s Common Stock paid in a change in control over the exercise price of the awards; or (3) cancelled if the price of a share of the Company’s Common Stock paid in a change in control is less than the exercise price of the award. The Compensation Committee may provide for accelerated vesting or lapse of restrictions of an award at any time.
Stockholder Rights
Except as otherwise provided in the applicable award agreement, and with respect to an award of restricted stock, a participant has no rights as a stockholder with respect to shares of the Company’s Common Stock covered by any award until the participant becomes the record holder of such shares.
Amendment and Termination
Notwithstanding any other provision of the 2014 Incentive Plan, the Board may at any time amend any or all of the provisions of the 2014 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise, subject to stockholder approval in certain instances; provided, however, that, unless otherwise required by law or specifically provided in the 2014 Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such participant.

Transferability
Awards granted under the 2014 Incentive Plan generally are nontransferable, other than by will or the laws of descent and distribution, except that the Compensation Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.
Recoupment of Awards
The 2014 Incentive Plan provides that awards granted under the 2014 Incentive Plan are subject to any recoupment policy that the Company may have in place or any obligation that it may have regarding the clawback of “incentive-based compensation” under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under any applicable rules and regulations promulgated by the SEC.
Accounting Treatment of the Option Repricing
 The Company has adopted the provisions of Financial Accounting Standards Codification Topic 718 (formerly referred to as Statement of Financial Accounting Standard No. 123R) regarding accounting for share-based payments. Under Financial Accounting Standards Codification Topic 718, the Company will recognize any incremental compensation cost of the stock options subject to the Option Repricing. The incremental compensation cost will be measured as the excess, if any, of the fair value of the stock options immediately following the Option Repricing over the fair value of the stock options immediately prior to the Option Repricing. The Company expects to recognize approximately $4.4 million in incremental compensation expense in the fourth quarter of 2016 in connection with the Option Repricing.
Certain U.S. Federal Income Tax Consequences
 The rules concerning the federal income tax consequences with respect to options granted and to be granted pursuant to the 2014 Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such grants. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country.
Incentive Stock Options
 In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and the Company will not realize an income tax deduction at either of such times. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of Common Stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient was continuously employed from the date of grant until the date three months prior to the date of exercise and such recipient does not sell the shares of Common Stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option, or (ii) one year after the date of exercise, a subsequent sale of such shares of Common Stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company.
 If the recipient is not continuously employed from the date of grant until the date three months prior to the date of exercise or such recipient disposes of the shares of Common Stock acquired upon exercise of the incentive stock option within either of the time periods described in the immediately preceding paragraph, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of such shares of Common Stock on the date of exercise over the exercise price, and (ii) the amount realized upon disposition over the exercise price. In such event, subject to the limitations under Sections 162(m) and 280G of the Code (as described below), the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).
Nonqualified Stock Options
A recipient will not realize any taxable income upon the grant of a nonqualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of such shares of Common Stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period of such shares of Common Stock. Subject to the limitations under Sections 162(m) and 280G of the Internal Revenue Code (as described below), the Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.
Certain Other Tax Issues
In addition to the matters described above, (i) any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules (including, without limitation, Section 162(m) of the Code regarding the $1,000,000 limitation on deductible compensation), (ii) the exercise of an incentive stock option may have implications in the computation of alternative minimum taxable income, (iii) certain awards under the 2014 Incentive Plan may be subject to the requirements of Section 409A of the Code (regarding nonqualified deferred compensation), and (iv) if the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Officers and directors of the Company subject to Section 16(b) of the Exchange Act, may be subject to special tax rules regarding the income tax consequences concerning their options.
 The 2014 Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2014 Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Code.
New Plan Benefits
 The following outstanding stock options eligible for the Option Repricing have been granted under the 2014 Incentive Plan to each of the executive officers named below, all current executive officers as a group, all current non-employee directors as a group, and all other employees, respectively:

Name and Position	Number of Shares Underlying Options Eligible for the Option Repricing	Weighted Average Exercise Price of Options Eligible for the Option Repricing
Steven Price Chairman and Chief Executive Officer	1,924,019	$11.07
Stuart Rosenstein Executive Vice President and Chief Financial Officer	1,012,009	$11.13
Bill Wilson Executive Vice President and Chief Content and Digital Officer	556,005	$11.23
Executive Group	4,789,216	$11.14
Non-Executive Director Group	52,114	$11.00
Non-Executive Officer Employee Group	2,142,358	$11.29

Only those stock options outstanding at the effective time of the Option Repricing with an exercise price in excess of $9.00 per share will be amended and no additional stock options will be granted by the Company in connection with the Option Repricing. The terms and number of stock options or other awards to be granted in the future under the 2014 Incentive Plan are to be determined in the discretion of the Compensation Committee. Since no determinations regarding awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers or other eligible employees or non-employee directors cannot be determined at this time.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2015, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders	7,329,334	$11.20(1)	4,208,956
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	7,329,334	$11.20(1)	4,208,956

(1)
On January 26, 2016, the Company granted 1.6 million options to purchase shares of Common Stock at an exercise price of $8.96 per share, which options are not included in the above table. Upon the effectiveness of the Option Repricing the exercise price of all outstanding options with an exercise price in excess of $9.00 per share will be amended to reduce such exercise price to $9.00 or if greater, the closing price of a share of the Company’s Class A common stock, as reported on the New York Stock Exchange on the date the Option Repricing becomes effective.

Interest of Certain Persons in Matters Acted Upon
The following table sets forth certain information as of December 6, 2016 about the outstanding options granted under the 2014 Incentive Plan held by each listed individual who was or has been an executive officer or director of the Company since the beginning of the fiscal year ended December 31, 2015.
As of December 6, 2016, our current non-employee directors (5 persons) and executive officers (10 persons) as a group held unexercised stock options to purchase an aggregate of 5,811,330 shares of our Common Stock under the 2014 Incentive Plan, which represented approximately 67.9% of the shares subject to all outstanding options under the 2014 Incentive Plan. The percentages in the table below are based on the total number of outstanding stock options to purchase our Common Stock under the 2014 Incentive Plan. We do not have any other equity compensation plan other than the 2014 Incentive Plan.

Name	Number of Options Outstanding	Percentage of Total Outstanding Options(2)	Number of Options Outstanding Eligible for Option Repricing	Percentage of Total Outstanding Options Eligible for Option Repricing(3)
Steven Price	2,174,019	25.4%	1,924,019	27.6%
Stuart Rosenstein	1,187,009	13.9%	1,012,009	14.5%
Bill Wilson	656,005	7.7%	556,005	8.0%
Other Executive Officers as a Group	1,722,183	20.1%	1,297,183	18.6%
Non-Employee Directors(1)	97,114	1.1%	62,114	0.8%

(1)
Total number of options includes options to purchase 25,000 shares of our Class A common stock held by Amy Miles, who resigned from our board of directors on September 6, 2016. Of these options, 10,000 are eligible for the Option Repricing.

(2)	Determined by dividing the number of stock options held by the individual or group, as applicable, by 8,558,688, which is the total number of outstanding stock options as of December 6, 2016.
(3)
Determined by dividing the number of stock options held by the individual or group, as applicable, that are eligible for the Option Repricing by 6,983,688, which is the total number of outstanding stock options that as of December 6, 2016 are eligible for the Option Repricing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of the Company’s Class A, Class B and Class C common stock as of December 6, 2016 for:

•	each beneficial owner of more than 5% of any class of the Company’s outstanding shares;

•	each of the Company’s named executive officers;

•	each of the Company’s directors; and

•	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or dispositive power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and dispositive power with respect to the shares beneficially owned by them, subject to applicable community property laws. Securities which may be beneficially acquired within 60 days of December 6, 2016 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The percentage of beneficial ownership is based on 13,735,690 shares of Class A common stock, 3,022,484 shares of Class B common stock, and 1,636,341 shares of Class C common stock outstanding as of December 6, 2016.

Shares of Common Stock Owned

	Class A(2)		Class B(2)		Class C(2)		Total(3)
Name of Beneficial Owner(1)	Number	Percentage	Number	Percentage	Number	Percentage	Number	Percentage
5% Stockholders
Certain funds managed by Oaktree Capital Management (4)	10,410,204	46.2%	2,151,373	71.2%	—	—	12,561,577	46.2%
The Madison Square Garden Company (5)	3,208,139	23.4%	—	—	—	—	3,208,139	17.4%
Funds affiliated with MSD Capital Management(6)	—	—	—	—	1,636,341	100%	1,636,341	8.9%
Non-Employee Directors
B. James Ford (4)	—	—	—	—	—	—	—	—
Gary Ginsberg (7)	39,856	*	—	—	—	—	39,856	*
Stephen Kaplan (4)	—	—	—	—	—	—	—	—
David Lebow (8)	44,556	*	—	—	—	—	44,556	*
David Quick (4)	—	—	—	—	—	—	—	—

Executive Officers
Steven Price (9)	110,737	*	2,624,940	53.1%	—	—	2,735,677	13.5%
Stuart Rosenstein (10)	5,500	*	1,074,979	26.6%	—	—	1,080,479	5.6%
Bill Wilson (11)	692,237	4.8%	—	—	—	—	692,237	3.7%
All Directors and Current Executive Officers as a Group (15 persons) (12)	1,416,956	9.5%	4,572,808	67.6%	—	—	5,939,764	25.8%
* Represents less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner in the table above is c/o Townsquare Media, Inc., 240 Greenwich Avenue, Greenwich, Connecticut 06830.

(2)
Holders of Class C common stock are not entitled to vote on matters to be voted upon by shareholders generally, whereas each share of Class A common stock entitles its holder to one vote and each share of Class B common stock entitles its holder to ten votes. Holders of Class B common stock and Class C common stock are each entitled to a separate class vote on any amendment of any specific rights of the holders of Class B common stock or Class C common stock, respectively, that does not similarly affect the rights of the holders of Class A common stock. In connection with the transfer of shares of Class B common stock, unless the transferee is an affiliate or related party of Oaktree Capital Management, L.P. (“Oaktree”) or FiveWire Media Ventures, LLC (“FiveWire”), an investment vehicle controlled by certain members of management, such transferred shares automatically convert into an equal number of shares of Class A common stock. In connection with the transfer of shares of Class C common stock, unless prior to such transfer, the transferor or transferee sends a notice to the Company requesting that the shares of Class C common stock remain shares of Class C common stock following such transfer, such transferred shares will automatically convert into an equal number of shares of Class A common stock. Each holder of Class B common stock or Class C common stock is entitled to convert at any time all or any part of such holder’s shares of Class B common stock or Class C common stock, as applicable, into an equal number of shares of Class A common stock. However, to the extent that such conversion or transfer would result in the holder or transferee holding more than 4.99% of the Class A common stock following such conversion or transfer, the holder or transferee shall first deliver to the Company an ownership certification for the purpose of enabling the Company (i) to determine that such holder does not have an attributable interest in another entity that would cause the Company to violate applicable FCC rules and regulations and (ii) to seek any necessary approvals from the FCC or the United States Department of Justice. The Company, however, is not required to convert any share of Class B common stock or Class C common stock if the Company in good faith determines that such conversion would result in a violation of the Communications Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the rules and regulations promulgated under either such Act.

(3)	Aggregate beneficial ownership of shares of Class A common stock, Class B common stock and Class C common stock.

(4)
Includes 1,513,122 shares of Class B common stock and warrants to purchase 6,199,826 shares of Class A common stock, which will be immediately exercisable for a de minimis exercise price per share, directly beneficially owned by OCM POF IV AIF GAP Holdings, L.P. (“GAP Holdings”) and 1,595,224 shares of Class A common stock, 638,251 shares of Class B common stock and warrants to purchase 2,615,154 shares of Class A common stock directly beneficially owned by OCM PF/FF Radio Holdings PT, L.P. (“Radio Holdings”). Oaktree Capital Group Holdings GP, LLC (“OCGH”) is the general partner of Oaktree Capital Group Holdings, L.P. (“Capital Group LP”). Capital Group LP is the sole voting shareholder of Oaktree AIF Holdings, Inc. (“AIF Holdings”). AIF Holdings is the general partner of Oaktree AIF Investments, L.P. (“AIF Investments”). AIF Investments is the general partner of Oaktree Fund GP III, L.P. (“Oaktree GP III”). Oaktree GP III is the sole member of Oaktree Fund GP AIF, LLC (“Fund GP AIF LLC”). Fund GP AIF LLC is the general partner of Oaktree Fund AIF Series, L.P.-Series B (“Series B”), Oaktree Fund AIF Series, L.P.-Series I (“Series I”) and Oaktree Fund AIF Series, L.P.-Series D (“Series D”). Series B is the general partner of OCM Principal Opportunities Fund IV AIF (Delaware), L.P. (“Principal Opportunities”). Principal Opportunities is the sole member of OCM/GAP Holdings IV, LLC (“OCM/GAP”). OCM/GAP is the general partner of GAP Holdings. Series I and Series D are general partners of Radio Holdings. OCGH is a limited liability company managed by an executive committee, the members of which are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, Stephen A. Kaplan, John B. Frank, David M. Kirchheimer and Sheldon M. Stone (each, an “OCGH Member” and, collectively, the “OCGH Members”). In such capacity, the OCGH Members may be deemed indirect beneficial owners of the securities directly beneficially owned by GAP Holdings and Radio Holdings. These securities also may be deemed beneficially owned by Mr. Quick by virtue of being an officer of Oaktree Capital Management, L.P., which manages the investments of Principal Opportunities. Except to the extent of their respective pecuniary interest, each OCGH Member and each of the general partners, managers, officers and members described above disclaims beneficial ownership of these securities. The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

(5)	The address for the Madison Square Garden Company is Two Pennsylvania Plaza, New York, NY 10121.

(6)
Includes 189,493 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. (“SOF Investments”) and 1,446,848 shares of Class C common stock directly beneficially owned by SOF Investments, L.P. -Private V (“SOF Private V”).  MSD Capital, L.P. (“MSD Capital”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own, the securities beneficially owned by, SOF Investments and SOF Private V.  MSD Capital Management LLC (“MSD Capital Management”) is the general partner of, and may be deemed to have or share voting and dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital.  Michael S. Dell is the controlling member of, and may be deemed to beneficially own securities beneficially owned by, MSD Capital Management.  Each of Glenn R. Fuhrman and Marc R. Lisker is a manager of, and may be deemed to have or share voting and/or dispositive power over, and/or beneficially own securities beneficially owned by, MSD Capital Management. The address for all of the entities and individuals identified above is c/o MSD Capital, L.P., 645 Fifth Avenue, 21st Floor, New York, New York 10012.

(7)
Includes 26,057 shares of Class A common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Also includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options that were fully vested and exercisable upon grant.

(8)
Includes 26,057 shares of Class A common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Also includes 10,000 shares of Class A common stock that can be acquired upon the exercise of options that were fully vested and exercisable upon grant.

(9)
Includes 574,980 shares of Class B common stock held by FiveWire. Mr. Price is the Managing Member of FiveWire, and as a result may be deemed to have beneficial ownership of the shares held by it. Includes 50,000 shares of Class A common stock held by The Price 1998 Descendant's Trust. Mr. Price, as a trustee of the foregoing trust, may be deemed to have beneficial ownership of the shares of Class A common stock held by the trust. Mr. Price disclaims beneficial ownership of the foregoing shares except to the extent of his pecuniary interest therein. Also includes 1,924,019 shares of Class B common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement between Oaktree, FiveWire, Mr. Price, Mr. Rosenstein and certain other executive officers (the “Stockholders’ Agreement”), FiveWire, Mr. Price, Mr. Rosenstein and certain other executive officers have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(10)
Mr. Rosenstein is a Member of FiveWire and accordingly may be deemed to share in the voting and dispositive power of the shares owned by such entity. Mr. Rosenstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 1,012,009 shares of Class B common stock that can be acquired upon the exercise of options that were exercisable upon grant but subject to certain transfer restrictions. Pursuant to the Stockholders’ Agreement, FiveWire, Mr. Rosenstein, Mr. Price and certain other executive officers have granted an irrevocable proxy to Oaktree to vote their shares of Class B common stock, subject to certain ownership thresholds of Oaktree.

(11)	Includes 556,005 shares of Class A common stock that can be acquired upon the exercise of options that are exercisable upon grant but subject to certain transfer restrictions.

(12)
Includes 1,116,295 shares of Class A common stock and 3,745,035 shares of Class B common stock that can be acquired upon the exercise of options that are exercisable upon grant but subject to certain transfer restrictions.

EXECUTIVE COMPENSATION
The following discussion and tabular disclosure describes the material elements of compensation for the Company’s most highly compensated executive officers as of December 31, 2015 (collectively, the “NEOs”). The NEOs for 2015 were Steven Price, Stuart Rosenstein and Bill Wilson.
Summary Compensation Table
The following table sets forth information concerning the total compensation received by, or earned by, each of the NEOs during the past three fiscal years.

Name and principal position	Year	Salary	Bonus(1)	Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified deferred Compensation earnings	All Other Compensation(2)	Total
Steven Price, Chairman and Chief Executive Officer(3)	2015	$575,000	$573,333	—		$412,076		—	—	$60,913	$1,621,322
	2014	$450,000	$600,000	$1,385,351	(4)	$8,536,409	(5)	—	—	$84,610	$11,056,370
	2013	$400,000	$600,000	—				—	—	$69,744	$1,069,744
Stuart Rosenstein, Executive Vice President and Chief Financial Officer	2015	$525,000	$571,345	—		$412,076		—	—	$71,738	$1,580,159
	2014	$400,000	$600,000	$692,670	(4)	$4,268,202	(5)	—	—	$84,610	$6,045,482
	2013	$300,000	$600,000	—				—	—	$69,744	$969,744
Bill Wilson, Executive Vice President and Chief Content and Digital Officer	2015	$783,000	$417,000	—		$412,076		—	—	$31,310	$1,643,386
	2014	$650,000	$450,000	$378,248	(6)	$2,134,103	(7)	—	—	$62,740	$3,675,091
	2013	$650,000	$450,000	—				—	—	$32,697	$1,132,697

(1)     The bonuses paid to Mr. Price, Mr. Rosenstein and Mr. Wilson are discretionary cash bonuses granted by the Board based upon an annual review of their performance for the year.

(2)     The narrative and chart below under “All Other Compensation” sets forth information regarding all other types of compensation provided to Mr. Price, Mr. Rosenstein and Mr. Wilson for the fiscal years ended December 31, 2015, 2014 and 2013.

(3) Mr. Price also serves as the Chairman of the Board, but receives no compensation for such service on the Board.

(4)     Represents the value of shares of Class B common stock granted to Mr. Price and Mr. Rosenstein upon the conversion of Townsquare Media, LLC to Townsquare
Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

(5) Represents the value of options to purchase shares of Class B common stock granted to Mr. Price and Mr. Rosenstein upon the conversion of Townsquare Media,
LLC to Townsquare Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

(6) Represents (a) the value of shares of Class A common stock granted to Mr. Wilson upon the conversion of Townsquare Media, LLC to Townsquare Media, Inc., in
connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC and (b) the value of a separate stock award to Mr. Wilson in January 2014.

(7) Represents the value of options to purchase shares of Class A common stock granted to Mr. Wilson upon the conversion of Townsquare Media, LLC to Townsquare
Media, Inc., in connection with the Company’s IPO in July 2014, in exchange for previously held incentive units of Townsquare Media, LLC.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
The Company does not have any employment agreements in place for the NEOs.
Bonus
The bonus awarded to each NEO is a cash bonus awarded annually by the Board that is subject to annual review. The Board, in its sole and complete discretion, determines the amount of the bonus based on employee performance for the year.
All Other Compensation
The Company maintains for the benefit of its United States employees a 401(k) Retirement and Savings Plan, which is a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). Townsquare’s employees are eligible for participation in the plan after completing three months of service with the Company once they have attained age 21. Employees may make pre-tax contributions of up to the lesser of 60% of such employee’s compensation or the maximum amount permitted under the Code. Distributions are generally payable in a lump sum after termination of employment, retirement, death, disability, plan termination, attainment of age 70.5, disposition of substantially all of the Company’s assets or upon financial hardship. The plan also provides for loans to participants. No loans to executive officers exist as of the date of this filing.

Name	Year	Commuting (1)	Tax Gross-Up Payments		Healthcare Benefits (2)	Total
Steven Price	2015	$18,000	$12,000	(3)	$50,913	$80,913
	2014	$18,000	$10,000	(3)	$56,610	$84,610
	2013	$18,000	—		$51,744	$69,744
Stuart Rosenstein	2015	$18,000	$10,000	(3)	$61,738	$89,738
	2014	$18,000	$10,000	(3)	$56,610	$84,610
	2013	$18,000	—		$51,744	$69,744
Bill Wilson	2015	—	—		$31,310	$31,310
	2014	—	26,095	(4)	$36,645	$62,740
	2013	—	—		$32,697	$32,697

(1)     The commuting benefits column represents the annual automobile allowance granted to both Mr. Price and Mr. Rosenstein for the years 2015, 2014 and 2013.
Mr. Wilson does not have an automobile allowance.

(2)    The healthcare benefits column represents the cost of insurance premiums for the health insurance of Mr. Price, Mr. Rosenstein and Mr. Wilson.
(3)     Reflects tax gross-up payments to Mr. Price and Mr. Rosenstein in 2015 and 2014 to offset a tax liability arising from commuting benefits received from the Company.
(4)    Reflects a tax gross-up payment to Mr. Wilson in 2014 to offset a tax liability arising from an equity award received from the Company in January 2014.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information with respect to outstanding equity awards of the NEOs as of December 31, 2015.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
Steven Price	8/19/2015	100,000	—	—	$12.27	8/19/2025	—	—	—	—
	7/25/2014	1,824,019	—	—	$11.00	7/25/2024	—	—	—	—
Stuart Rosenstein	8/19/2015	100,000	—	—	$12.27	8/19/2025	—	—	—	—
	7/25/2014	912,009	—	—	$11.00	7/25/2024	—	—	—	—
Bill Wilson	8/19/2015	100,000	—	—	$12.27	8/19/2025	—	—	—	—
	7/25/2014	456,005	—	—	$11.00	7/25/2024	—	—	—	—
(1)    Each of the options listed were fully vested upon grant, but remain subject to restrictions on transfer that lapse with respect to 20%, 25%, 25% and 30% of the options and underlying shares upon the first, second, third and fourth anniversaries of the grant date, respectively.
(2)    On January 26, 2016, Mr. Price and Mr. Rosenstein received grants of options to purchase 250,000 and 175,000 shares of Class B common stock, respectively, and Mr. Wilson received a grant of options to purchase 100,000 shares of Class A common stock.  The options have an exercise price of $8.96 per share, a five year term, and vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date.
Options Exercised and Stock Vested
The following table sets forth certain information with respect to the vesting or exercise of stock awards during the fiscal year ended December 31, 2015 with respect to the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven Price	—	—	—	—
Stuart Rosenstein	—	—	—	—
Bill Wilson	—	—	—	—

Annual Performance Bonus Plan
In connection with the IPO, the Company adopted the Townsquare Media, Inc. Annual Performance Bonus Plan (the “Annual Bonus Plan”). The Annual Bonus Plan provides for the grant of bonus awards to employees of the Company and/or its subsidiaries and will be administered by the Compensation Committee. The Compensation Committee will, in its sole discretion, grant bonus awards to participants in whole or in part in cash, common stock or other property, based on any or all of the following: (i) attainment of time-based vesting conditions; (ii) attainment of any performance goal established by the Compensation Committee with respect to any performance period; or (iii) the Compensation Committee’s evaluation of a participant’s individual performance for the Company and/or its subsidiaries. Unless otherwise agreed by the Compensation Committee, an employee must be employed by the Company and/or its subsidiaries on the applicable date of payment of a bonus award in order to receive payment.
DIRECTOR COMPENSATION
The table below summarizes the compensation earned or paid to Mr. Ford, Mr. Ginsberg, Mr. Kaplan, Mr. Lebow, Mr. Quick and Ms. Miles for fiscal year 2015. Compensation earned or paid to Mr. Price can be found in the section above entitled “Executive Compensation—Summary Compensation Table.”
Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
B James Ford(1)	—	—	—	—	—	—	—
Gary Ginsberg	$ 25,000(2)	—	$ 29,801(3)	—	—	—	$54,801
Stephen Kaplan(1)	—	—	—	—	—	—	—
David Lebow	$ 25,000(2)	—	$ 29,801(3)	—	—	—	$54,801
David Quick(1)	—	—	—	—	—	—	—
Amy Miles	$ 50,000(2)	—	$ 44,701(3)	—	—	—	$94,701
(1)    Mr. Ford, Mr. Kaplan and Mr. Quick are the Oaktree directors and they did not receive any compensation for serving on the Board nor did they receive any grants of stock or options for 2015.
(2)    Ms. Miles, Mr. Ginsberg and Mr. Lebow each received a fee of $25,000 for 2015 for their service as directors, and Ms. Miles received an additional fee of $25,000 for her service as Chair of the Audit Committee.
(3)    Represents the value of options to purchase shares of Class A common stock granted to Ms. Miles, Mr. Ginsberg and Mr. Lebow in January 2016 for their services as directors for 2015. Ms. Miles, Mr. Ginsberg, and Mr. Lebow each were awarded 10,000 options for their service as directors, and Ms. Miles was awarded an additional 5,000 options for her service as Chair of the Audit Committee.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on the Board or Compensation Committee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the reporting and information requirements of the Exchange Act, and as a result file reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You also may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as Townsquare Media, Inc., that file electronically with the SEC. We also maintain a website at www.townsquaremedia.com/equity-investors/sec-filings, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this Information Statement.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information we file with it into this Information Statement, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this Information Statement.
We incorporate by reference the documents listed below:

•
Item 6—Selected Financial Data, Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A—Quantitative and Qualitative Disclosures About Market Risk, Item 8—Financial Statements and Supplementary Data, and Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on February 26, 2016, including our audited consolidated financial statements as of and for the fiscal year ended December 31, 2015.

You may request a copy of these filings incorporated by reference in this Information Statement, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into this filing, without charge, by written or telephonic request directed to 240 Greenwich Avenue, Greenwich, CT 06830, Attention: General Counsel, or by calling (203) 861-0900.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Information Statement will be deemed modified, superseded or replaced for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Information Statement modifies, supersedes or replaces such statement.

OTHER MATTERS
Other Business
The Board knows of no other matters other than those described in this Information Statement that have been approved or considered by the Majority Holders.
Stockholders Sharing an Address
The Company will deliver only one copy of this Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. Furthermore, the Company undertakes to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting the Company at: Townsquare Media, Inc. 240 Greenwich Avenue, Greenwich, CT 06830, Attention: General Counsel, or by calling (203) 861-0900. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify the Company at the address or phone number set forth above.

Dated: December 7, 2016

BY ORDER OF THE BOARD OF DIRECTORS,

Steven Price
Chief Executive Officer and
Chairman of the Board of Directors